Exhibit 99.1

Spirit Realty Capital, Inc.

Announces Third Quarter of 2023

Financial and Operating Results

– Generated Net Income per Share of $0.25, FFO per Share of $0.92 and AFFO per Share of $0.93 –

– Increased Common Stock Quarterly Dividend from $0.6630 per Share to $0.6696 per Share –

– Invested $124.6 Million in Acquisitions and Revenue Producing Expenditures –

– Generated $73.9 Million in Gross Proceeds from Dispositions –

Dallas, TX— November 2, 2023 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the third quarter ended September 30, 2023.

HIGHLIGHTS

•
Generated net income of $0.25 vs $0.54 per diluted share, FFO per share of $0.92 vs $0.93 and AFFO per share of $0.93 vs $0.90, compared to the same quarter in 2022.
•
Increased the Company's quarterly common stock cash dividend on August 9, 2023 from $0.6630 per share to $0.6696 per share, an increase of 1.0%, representing a new annualized rate of $2.6784 per share.
•
Invested $124.6 million at a Cash Capitalization Rate of 7.76%, including the acquisition of 12 properties with a weighted average lease term of 18.3 years.
•
Generated $73.9 million in gross proceeds from the disposition of 19 vacant properties and 20 occupied properties, with a Disposition Capitalization Rate of 8.04%.
•
For the period from October 1, 2023 through November 1, 2023, generated $55.3 million in gross proceeds from the disposition of 15 occupied properties, with a Disposition Capitalization Rate of 6.44%. For the period from January 1, 2023 through November 1, 2023, generated $360.4 million in gross proceeds from the sale of 42 vacant properties and 92 occupied properties, with a Disposition Capitalization Rate of 6.77%.
•
Maintained strong operational performance, with occupancy of 99.6% and Lost Rent of 0.2%.
•
Held Corporate Liquidity of $1.5 billion as of September 30, 2023, comprised of cash and cash equivalents, 1031 Exchange proceeds, and availability under the 2019 Credit Facility and delayed-draw term loans.

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DIVIDEND

For the third quarter of 2023, the Board of Directors declared an increased quarterly cash dividend of $0.6696 per share of common stock, representing an annualized rate of $2.6784 per share. The Board of Directors also declared a quarterly cash dividend of $0.3750 per preferred share. The quarterly common stock dividend was paid on October 13, 2023 to stockholders of record as of September 29, 2023 and the preferred stock dividend was paid on September 29, 2023 to stockholders of record as of September 15, 2023.

2023 GUIDANCE

In light of the Company's proposed merger with Realty Income Corporation ("Realty Income"), the Company withdraws its guidance for 2023.

EARNINGS WEBCAST AND CONFERENCE CALL TIME

In light of the Company's proposed merger with Realty Income, the Company will no longer host its previously planned earnings call.

SUPPLEMENTAL PACKAGES

A supplemental investor presentation that contains non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of September 30, 2023, our diverse portfolio consisted of 2,037 retail, industrial and other properties across 49 states, which were leased to 338 tenants operating in 37 industries. As of September 30, 2023, our properties were approximately 99.6% occupied. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “preliminary,” “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and global and local economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversified acquisitions or investments; the financial performance of

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Spirit's retail tenants and the demand for retail space; decreased rental rates or increasing vacancy rates; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; potential losses that may not be covered by insurance; information security and data privacy breaches; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements which are based on information that was available, and speak only, as of the date on which they were made. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit expressly disclaims any responsibility to update or revise forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

(SRC:ER)

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental investor presentation and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental investor presentation, which can be found in the investor relations page of our website.

FFO and AFFO

	Three Months Ended September 30,
	2023	2022
Net income attributable to common stockholders	$35,881	$74,053
Portfolio depreciation and amortization	79,223	74,455
Portfolio impairments	19,258	1,571
Gain on disposition of assets	(3,661)	(23,302)
FFO attributable to common stockholders	$130,701	$126,777
Deal pursuit costs	342	470
Non-cash interest expense, excluding capitalized interest	3,357	2,495
Straight-line rent, net of uncollectible reserve	(8,227)	(10,875)
Other amortization and non-cash charges	(78)	(475)
Non-cash compensation expense	4,906	4,393
AFFO attributable to common stockholders	$131,001	$122,785

Dividends declared to common stockholders	$94,635	$92,595
Dividends declared as a percent of AFFO	72%	75%

Net income per share of common stock - Basic	$0.25	$0.54
Net income per share of common stock - Diluted	$0.25	$0.54
FFO per share of common stock - Diluted (1)	$0.92	$0.93
AFFO per share of common stock - Diluted (1)	$0.93	$0.90

Weighted average shares of common stock outstanding - Basic	141,124,401	136,314,369
Weighted average shares of common stock outstanding - Diluted	141,149,865	136,314,369

1 Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended September 30,
	2023	2022
FFO	$0.2 million	$0.2 million
AFFO	$0.2 million	$0.2 million

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands)

(Unaudited)

Adjusted Debt, EBITDAre and Adjusted EBITDAre

Adjusted Debt	September 30, 2023
2019 Credit Facility	$—
Term loans, net	1,090,198
Senior Unsecured Notes, net	2,725,505
Mortgages payable, net	4,545
Total debt, net	3,820,248
Unamortized debt discount, net	8,573
Unamortized deferred financing costs	25,589
Cash and cash equivalents	(134,166)
1031 Exchange proceeds	(4,210)
Adjusted Debt	3,716,034
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$3,888,534

Annualized Adjusted EBITDAre	Quarter Ended
	September 30, 2023
Net income	$38,468
Interest	36,919
Depreciation and amortization	79,370
Income tax expense	235
Gain on disposition of assets	(3,661)
Portfolio impairments	19,258
EBITDAre	170,589
Adjustments to revenue producing acquisitions and dispositions	777
Deal pursuit costs	342
Non-cash compensation expense	4,906
Adjusted EBITDAre	176,614
Adjustments related to straight-line rent (1)	1,356
Other adjustments for Annualized EBITDAre (2)	(915)
Annualized Adjusted EBITDAre	$708,220

Total debt, net / Annualized net income (3)	24.8	x
Adjusted Debt / Annualized Adjusted EBITDAre	5.2	x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	5.5	x

1 Adjustment relates to current period amounts deemed not probable of collection related to straight-line rent recognized in prior periods.

2 Adjustment is comprised of current period recoveries related to prior period rent deemed not probable of collection, prior period rent and prior period property costs recognized in the current period, and certain other income where annualization would not be appropriate.

3 Represents net income for the three months ended September 30, 2023 annualized.

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